Exhibit 99.4

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

              Generation Income Properties, Inc.

Opinion on the Financial Statements

We have audited the accompanying statement of revenue and certain operating expense of  the medical-retail building located in Chicago, Illinois (the “Property”) for the year ended December 31, 2021 and the related notes to the financial statement (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the results of operations of the Property for the year ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

The financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statement was prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X (for inclusion in this Form 8-K of Generation Income Properties, Inc.) and is not intended to be a complete presentation of the Property’s revenues and expenses.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statement that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statement and (2) involved our especially challenging, subjective, or complex judgments.  We determined that there are no critical audit matters.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company's auditor since 2015.

Houston, Texas

May 19, 2022

4861-8863-9260.4

 ILLINOIS PROPERTY

STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES

For the Year Ended December 31, 2021

Twelve Months Ended
December 31, 2021

Revenue
Rental revenue	$295,957

Expenses
Building expenses	73,424

Total expenses	73,424
Revenues in excess of certain operating expenses	$222,533

4861-8863-9260.4

ILLINOIS PROPERTY

NOTES TO STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES

For the Year Ended December 31, 2021

(1)	Organization

On January 7, 2022, GIPR acquired a 10,900 square foot single tenant medical retail property located in Chicago, Illinois from Elliott Bay Healthcare Realty, LLC (the “Seller”). The acquisition was purchased for $3,100,000 and financed with a $1,550,000 promissory note and the balance with cash on hand. GIPR assumed the Seller’s interest, as lessor, in a lease with Fresenius Medical Care (NYSE: FMS). The Fresenius Property lease has a remaining lease term of approximately 4.8 years, with one 5-year tenant renewal option.

(2)	Basis of Presentation

The accompanying statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the United States Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations be included with certain filings with the SEC. The Historical Summary includes the historical revenues and operating expenses of the Belpre Seller, exclusive of interest expense, depreciation and amortization expense, and other nonrecurring owner specific expenses, which may not be comparable to the corresponding amounts reflected in the future operations of the Seller.

In the opinion of management, all adjustments necessary for a fair presentation of such Historical Summary have been included. Such adjustments consisted of normal recurring items.

(3)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(4)	Significant Accounting Policies

Revenue Recognition

The Seller’s operations consist of rental revenue earned under the lease of the office building which provide for noncontingent annual rent escalations and charges to the tenant for real estate taxes and certain operating expenses.

Rental revenue for the lease is recognized by amortizing the aggregate lease payments on a straight-line basis over the terms of the leases. The lease is accounted for as operating lease.

(5)	Rental Revenue

The aggregate annual minimum cash to be received is as follows for the years subsequent to December 31, 2021, as listed below.

Future Minimum Base Rent Payments
As of December 31, 2021
2022	$225,162
2023	229,665
2024	234,258
2025	238,943
2026	202,427
$1,130,455

4861-8863-9260.4